                                                                  Exhibit 25(a)

        ___________________________________________________________________

                         SECURITIES AND EXCHANGE COMMISSION
                              Washington, D. C.  20549
                             _________________________

                                     FORM  T-1

                              STATEMENT OF ELIGIBILITY
                      UNDER THE TRUST INDENTURE ACT OF 1939 OF
                     A CORPORATION DESIGNATED TO ACT AS TRUSTEE
                    ___________________________________________
                CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF
                  A TRUSTEE PURSUANT TO SECTION 305(b)(2) ________
                      ________________________________________

                              THE CHASE MANHATTAN BANK
                (Exact name of trustee as specified in its charter)

NEW YORK                                                             13-4994650
(State of incorporation                                        (I.R.S. employer
if not a national bank)                                     identification No.)

270 PARK AVENUE
NEW YORK, NEW YORK                                                        10017
(Address of principal executive offices)                             (Zip Code)

                                 William H. McDavid
                                  General Counsel
                                  270 Park Avenue
                              New York, New York 10017
                                Tel:  (212) 270-2611
             (Name, address and telephone number of agent for service)
                   _____________________________________________
                             MERRILL LYNCH & CO., INC.
                (Exact name of obligor as specified in its charter)

NEW YORK                                                              13-2740599
(State or other jurisdiction of                                 (I.R.S. employer
incorporation or organization)                               identification No.)

WORLD FINANCIAL CENTER
NORTHTOWER
NEW YORK, N.Y.                                                        10281-1334
(Address of principal executive offices)                              (Zip Code)


                   _____________________________________________

                                  DEBT SECURITIES
                         (Title of the indenture securities)

                   _____________________________________________

                                       GENERAL

Item 1.  General Information.

    Furnish the following information as to the trustee:

    (a) Name and address of each examining or supervising authority to which it is subject.

         New York State Banking Department, State House, Albany, New York
         12110.

         Board of Governors of the Federal Reserve System, Washington, D.C.,
         20551

         Federal Reserve Bank of New York, District No. 2, 33 Liberty Street, New York, N.Y.

         Federal Deposit Insurance Corporation, Washington, D.C., 20429.


    (b)  Whether it is authorized to exercise corporate trust powers.

         Yes.


Item 2.  Affiliations with the Obligor.

    If the obligor is an affiliate of the trustee, describe each such affiliation.

    None.

Item 16. List of Exhibits

    List below all exhibits filed as a part of this Statement of Eligibility.

    1. A copy of the Articles of Association of the Trustee as now in effect, including the Organization Certificate and the Certificates of Amendment dated February 17, 1969, August 31, 1977, December 31, 1980, September 9, 1982, February 28, 1985, December 2, 1991 and July 10, 1996 (see Exhibit 1 to Form T-1 filed in connection with Registration Statement No. 333-06249, which is incorporated by reference).

    2. A copy of the Certificate of Authority of the Trustee to Commence Business (see Exhibit 2 to Form T-1 filed in connection with Registration Statement No. 33-50010, which is incorporated by reference. On July 14, 1996, in connection with the merger of Chemical Bank and The Chase Manhattan Bank (National Association), Chemical Bank, the surviving corporation, was renamed The Chase Manhattan Bank).

    3. None, authorization to exercise corporate trust powers being contained in the documents identified above as Exhibits 1 and 2.

    4. A copy of the existing By-Laws of the Trustee (see Exhibit 4 to Form T-1 filed in connection with Registration Statement No. 333-06249, which is incorporated by reference).

    5.  Not applicable.

    6.  The consent of the Trustee required by Section 321(b) of the Act (see
Exhibit 6 to Form T-1 filed in connection with Registration Statement No. 33-50010, which is incorporated by reference. On July 14, 1996, in connection with the merger of Chemical Bank and The Chase Manhattan Bank (National Association), Chemical Bank, the surviving corporation, was renamed The Chase Manhattan Bank).

    7. A copy of the latest report of condition of the Trustee, published pursuant to law or the requirements of its supervising or examining authority.

    8.  Not applicable.

    9.  Not applicable.

                                      SIGNATURE

    Pursuant to the requirements of the Trust Indenture Act of 1939 the Trustee, The Chase Manhattan Bank, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York and State of New York, on the 14TH day of APRIL, 1997.

                                       THE CHASE MANHATTAN BANK


                                       By   /s/  Glenn G. McKeever
                                            -----------------------
                                            Glenn G. McKeever
                                            Senior Trust Officer

                               Exhibit 7 to Form T-1


                                  Bank Call Notice

                               RESERVE DISTRICT NO. 2
                        CONSOLIDATED REPORT OF CONDITION OF

                              The Chase Manhattan Bank
                    of 270 Park Avenue, New York, New York 10017
                       and Foreign and Domestic Subsidiaries,
                      a member of the Federal Reserve System,

                   at the close of business December 31, 1996, in accordance with a call made by the Federal Reserve Bank of this District pursuant to the provisions of the Federal Reserve Act.

                                                           DOLLAR AMOUNTS
            ASSETS                                          IN MILLIONS


Cash and balances due from depository institutions:
    Noninterest-bearing balances and
    currency and coin ................................      $  11,509
    Interest-bearing balances ........................          8,457
Securities:  ..........................................
Held to maturity securities............................         3,128
Available for sale securities..........................        40,534
Federal Funds sold and securities purchased under
    agreements to resell in domestic offices of the
    bank and of its Edge and Agreement subsidiaries,
    and in IBF's:
    Federal funds sold ...............................          9,222
    Securities purchased under agreements to resell ..            422
Loans and lease financing receivables:
    Loans and leases, net of unearned income  $133,935
    Less: Allowance for loan and lease losses    2,789
    Less: Allocated transfer risk reserve ...       16
                                             ---------
    Loans and leases, net of unearned income,
    allowance, and reserve ...........................        131,130
Trading Assets ........................................        49,876
Premises and fixed assets (including capitalized
    leases)...........................................          2,877
Other real estate owned ...............................           290
Investments in unconsolidated subsidiaries and
    associated companies..............................            124
Customer's liability to this bank on acceptances
    outstanding ......................................          2,313
Intangible assets .....................................         1,316
Other assets ..........................................        11,231
                                                            ---------
TOTAL ASSETS ..........................................      $272,429
                                                            =========

                                     LIABILITIES

Deposits
    In domestic offices ..............................        $87,006
    Noninterest-bearing .........................$35,783
    Interest-bearing ............................ 51,223
                                                 ------
    In foreign offices, Edge and Agreement subsidiaries,
    and IBF's ........................................         73,206
Noninterest-bearing ..............................$ 4,347
    Interest-bearing ............................ 68,859

Federal funds purchased and securities sold under agree-
ments to repurchase in domestic offices of the bank and
    of its Edge and Agreement subsidiaries, and in IBF's
    Federal funds purchased ..........................         14,980
    Securities sold under agreements to repurchase ...         10,125
Demand notes issued to the U.S. Treasury ..............         1,867
Trading liabilities ...................................        34,783
Other Borrowed money:
    With a remaining maturity of one year or less ....         14,639
    With a remaining maturity of more than one year ..            425
Mortgage indebtedness and obligations under capitalized
    leases ...........................................             40
Bank's liability on acceptances executed and outstanding        2,267
Subordinated notes and debentures .....................         5,471
Other liabilities .....................................        11,343

TOTAL LIABILITIES .....................................       256,152
                                                             --------
Limited-Life Preferred stock and related surplus.......           550

                                    EQUITY CAPITAL

Common stock ...........................................        1,251
Surplus ................................................       10,243
Undivided profits and capital reserves .................        4,526
Net unrealized holding gains (Losses)
on available-for-sale securities .......................         (309)
Cumulative foreign currency translation adjustments ....           16

TOTAL EQUITY CAPITAL ...................................       15,727
                                                             --------
TOTAL LIABILITIES, LIMITED-LIFE PREFERRED
    STOCK AND EQUITY CAPITAL ..........................      $272,429
                                                           ==========
I, Joseph L. Sclafani, S.V.P. & Controller of the above-named bank, do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true to the best of my knowledge and belief.

                                  JOSEPH L. SCLAFANI

We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the in-structions issued by the appropriate Federal regulatory authority and is true and correct.

         WALTER V. SHIPLEY            )
         EDWARD D. MILLER             )DIRECTORS
         THOMAS G. LABRECQUE          )